Exhibit 99.1

Lisa Nichols:	Hi. As you know, I’m Lisa Nichols. the CEO of Motivating The Masses.

Scott Ryder:	And I’m Scott Ryder, CFO consultant for Motivating The Masses for the past four years.

Lisa Nichols:	And first, I’d like to start off with an apology. I should have shot this video a long time ago and sent it to you, and there’s no excuse for me not doing this sooner, but I can tell you the reason why I hesitated was because I wanted to get a lot done. I wanted to, and you’ll hear in the next few minutes what’s been happening. I wanted to bring something to you. I knew we had a really really heavy lift in front of us. Instead of telling you we have a heavy lift in front of us, I got busy just lifting. And so again, it’s no excuse for my lack of communication. So, for that, I do apologize. My lack of presence does not mean and translate to a lack of caring or lack of working really hard on your behalf. Actually, we’ve had our elbows up and our head down really grinding because of you, because I know that you trusted us. You’ve trusted us with your hard-earned dollars. You’ve trusted us with belief. You’ve trusted us with so much, and that doesn’t land lightly on my heart. So, again, please accept my apology for the delayed time that this message comes to you in.

Lisa Nichols:	Motivating The Masses has done a lot of things in the last five years. We’ve made a lot of critical moves. We’ve had a lot of critical unparalleled growth in our company. You might not know that because it might have felt like we’re radio silent. Some of our investors have been on the campus, seen the growth, calling our offices, talking to us, coming out, visiting us, and you may or may not have been one of those investors. If you are, then you know. You are aware of our new programs. MTM’s Ignite Your Speaking and Writing program, one of our largest new programs, has been a huge, or we like to call it a ginormous success since we launched it last year. We have well over 200 students.

Lisa Nichols:	What we did was we launched a program that was more... it was above our standard program, Speak and Write to Make Millions where people come out, and this was a program that you can do online, but online live with me. So, people from the comforts of their home from all around the world, they have access to live coaching if they’re interested in transforming their speaking and their writing. So, by doing that, we literally created a platform that we scale, and that was huge, wasn’t it?

Scott Ryder:	It was big, yes.

Lisa Nichols:	It was huge. Scott recommended into side of our growth, “Lisa, you need two things. You need to increase your scalability and increase your...”

Scott Ryder:	Profitability.

Lisa Nichols:	Profitability, which was in our profit margin. I could teach a lot, but I wasn’t keeping a lot of the revenue. So, we launched Ignite Your Speaking and Writing. We have over 200 students in the program already; we just launched it last year, and we just launched our new personal development program which is called Elevate, and Elevate allows us to capitalize on all of that media that we get out there in the world when we’re on Oprah, when we’re on Larry King in the past, we’re on Steve Harvey, when we’re on Dr. Phil. People come for personal development, but yet we didn’t have an online truly robust program prior to now. We launched Elevate.

Lisa Nichols:	We also launched a women’s only retreat. We recognize that we have a huge community, but that 80% of our community are women. And so we launched a retreat for women. We have a retreat for everyone, men and women, but we also have a retreat exclusively for women, a place where they can have a safe place to share their experiences. Huge success. We sold out of our first two retreats in 90 days, and those are high investment retreats at $10,000 or more.

Lisa Nichols:	So, we’ve done a lot of growth, but it was all in the space of cleaning up some things. I trusted someone five years ago, prior to you coming on board, right?

Scott Ryder:	Correct.

Lisa Nichols:	And you came on board about- [crosstalk 00:04:30]

Scott Ryder:	Middle of 2015.

Lisa Nichols:	So, we were right in the middle of it, the consultant that came on board that actually took us public. Some of you remember that individual. Some of you remember this experience because I’ve told you about it before. That consultant that we hired, we found out later...

Scott Ryder:	Had done some fraudulent work for organizations unrelated to MTM, and it created a stain on the organization. It created a stain, sort of a black cloud over all the previous work that they had done for us.

Lisa Nichols:	And I had never had a black cloud over my company. I’d never been in debt. I’d had any challenges publicly or privately other than building a business, but this individual had created fraudulent experiences, done a lot of unscrupulous things unrelated to us. But because his name was on all of our work that took us public, it created a major stain in our public arena. It didn’t create a stain on our work because our work was always protected by the track record, but on our brand, as a company, as a public company. And so everything he touched needed to be re-scrubbed.

Lisa Nichols:	So, we went into the re-scrubbing process, which if you remember in a previous investor meeting, I talked about that. It was a live investor meeting. You were there. We had a couple of other consultants there, and we talked about this. So, we went out and got a really big powerful legal team. I mean, big. We went and got the big guns. And we secured that legal team and brought that legal team in to represent you, the investors, and that legal team said it’s going to possibly take us one to three years to clean this up. It was a projection. It’s going to possibly cost us 300 to half-a-million dollars to clean this up. And if you remember, that’s the story that I told you because that’s what we believe to be so. That’s what our legal team believed to be so.

Lisa Nichols:	Well, we went out and we got auditors to re-audit everything, and that re-audit cost us-

Scott Ryder:	About $250,000.

Lisa Nichols:	$250,000. Well, unheard of. Unheard of. And I don’t believe in a streak of bad luck. The auditing company that we hired for the re-audit...

Scott Ryder:	We learned that they are being investigated by the SEC- [crosstalk 00:07:24]

Lisa Nichols:	Separate from the consultant.

Scott Ryder:	One of the partners that worked on our audit was suspended by the SEC. Under consultation with our attorney, our powerhouse attorneys, they recommended we hire another auditing firm to- [crosstalk 00:07:37]

Lisa Nichols:	To audit the re-audit.

Scott Ryder:	Correct.

Lisa Nichols:	So, we went out to find another auditing firm to re-audit the re-audit that the original consultant did.

Scott Ryder:	We spent $250,000 on the previous audits and the new auditor believes it will cost us a half a million dollars because they need to go back five years. So, we raised 1.9 million dollars.

Lisa Nichols:	And we have used...

Scott Ryder:	1.3 million of that.

Lisa Nichols:	This isn’t rehearsed. We have just spent hours going over this. All the time while I’m needing to make sure that we don’t lose our company because the investment bankers that we were working with, that we’ve been working with, the investment bankers said they have never ever in the history of 30 years of doing this work on Wall Street seen a company small or large go through a sequence of unrelated hits like this, nor have they ever seen a company of this size survive it. So, to be quite frank with you, I was fighting for the life of Motivating The Masses and I knew and I was told by the investment bankers that’s been consulting us and by the attorneys that it would take everything we had to survive this hit. So, I’ve been giving it, we’ve been giving it everything we got, and I finally feel like we have some air and we’re still around. I feel so proud that we’re still around and not only that we’re still around, that we’re around and thriving and growing. We’re interviewing new auditors. We’ve made some incredibly strong financial decisions. As a business, we’re stronger. As a corporation, we’re stronger. As a CEO, I’m stronger.

Scott Ryder:	And we’ve done this in the face of a $1.3-million obstacle that is the money we’ve spent to audit our financials and have them re-audited and re-audited again. Now we’re faced with a very real possibility that were going to have to spend another half a million dollars to get our financials current.

Lisa Nichols:	Now, the reason why we talk about the 1.3-million is because, if you remember, in our investor meeting when I invited you to participate in this, the $1.3-million was to stabilize a company and grow the company. And so everything we had in forecasting such as... if you remember, we were going to do an infomercial. We were launching media. We were doing all of these things. We haven’t been able to do a lot of those things that were to bring in increased profitability and increased revenue streams because we’ve been paying into this black hole called audit after audit after audit after audit. However, we’ve been able to sustain the business. I just want to give you and we just want to give you a very practical overdue conversation that we’ve made progress in. We’re not where I thought we’d be five years later, very clear about that, but we’re a long way from where we could have been when we got hit with this.

Lisa Nichols:	We’ve made some very difficult corporate decisions in order to sustain the company, including eliminated over half a million dollars in payroll cost. I eliminated positions. I eliminated people. I eliminated overhead. We scaled down. We took our beautiful offices that we were in and we eliminated it, and we went virtual. And our employee productivity actually sustained and in some cases. it increased. And so right now, we’re in my home and if you look at any YouTube video... well, not really any, but if you look at the last 100 YouTube videos, you’ll see that they’re all in my home versus in the office. So, we scaled down in our overhead, both in payroll and in general cost.

Lisa Nichols:	To Scott’s recommendation, we replaced high gross revenue-generating programs that were not scalable. We replaced those programs with scalable programs with a high profit margin. that required us to do some things and to quite honestly turn a ship the size of the Titanic. Some of our highest gross profit programs have been running for seven years and were very very popular. For example, our Global Leadership program which you might have been in or might have been interested in because the number of our investors came out of our Global Leadership program, we sunsetted our Global Leadership program last year. Why? Hard decision, but we sunsetted that program because it had a 47% profit margin, right? So, we replaced that with other programs that were scalable like Ignite Your Speaking and Writing, which that program has a profit margin of 85%. And instead of only being able to put 50 people in the Global Leadership program, we have now over 200 students in Ignite Your Speaking and Writing. We have 47% net profit margin. We increased that to 85% net profit margin. Now, we can put up to 500 students in one program. So, it’s scalable and it has a high profit margin.

Scott Ryder:	And in the face of this $1.3-million obstacle, sales have increased 15% in all of our existing programs from 2016 to 2018.

Lisa Nichols:	That wasn’t easy to do. It was like I didn’t want to lose and I never want to lose the touch. That’s important to me. So, I didn’t want to go on a full automated company. I didn’t want to on a company that excluded me and was just online. I didn’t want to go just video. That’s not who I am. That’s not why you invested. That’s not what you were attracted to. So, it took me time and years to keep crafting it so that I can finally get to something that’s robust enough, but also scalable and also have a high profit margin that doesn’t leave the user, the student feeling like they invested in a hollow back program. It took us a while, but we got there.

Lisa Nichols:	Now, just launched it. We literally just launched it. All of this is happening, and it’s important for me while we’re climbing out of this mess, and I can’t call it anything other than a mess, for me not to lose the essence of why I created Motivating The Masses. To do scalable programs with high profit margins without losing the essence of why people chose to be a part of this tribe, this community, for high-touch, for impact, authenticity, transparency, and skill-set. So, it took me years, I’d say three years trying to figure out how do I bring more revenue into the company sooner, quicker, faster without losing that thing that makes us special, our USP, our unique serving proposition, which is high-touch. How do you high-touch and scale? How do you high-touch and create higher profit margins? It wasn’t... For me at least, it might’ve been easy for someone else. They might’ve gotten it instantly. It took me three years to keep trying and keep trying and then try at this angle, and we’re there. We have a speaking program that’s high-scale, high-touch, high profit margin. We have a personal development program that’s high-scale, high-touch, and high profit margin.

Lisa Nichols:	I’m excited. We’re just getting started. As a matter of fact, while we’re shooting this video, we haven’t even started our personal development online program by the time while we’re shooting this. We will launch it in 30 days from now. So, it’s all very new, but we have a proven track record over the last six months that it works. Our numbers are higher than they’ve ever been, growing faster than they’ve ever grown. Our team is on fire. It was scary for a while. They were nervous. They were unclear. There were a lot of question marks. They were frustrated. People were opting out on the team, and then other people on the team, I had to release. I had to get skinny, and it’s different when you’re plucking the weeds. You can see a weed, that’s easy. What’s difficult as a leader is to prune because everything looks like a rose, and I’ve never said that before, huh. In the last two years, I’ve pruned and that wasn’t that wasn’t easy, but necessary.

Lisa Nichols:	So, our team is on fire. Our team is focused. Our cost are about as skinny and low as they’ve ever been. We’ve simplified our catalog. We’ve done everything responsibly as a business that we could possibly do. I hired a consultant that was just a business development consultant to have hard conversations with me as a CEO; not a Lisa Nichols fan, not a fan of the secret, not someone who needs me to autograph their book, but someone to make me a stronger CEO, and they’ve helped me to do that. And so here we are now, and I wanted to communicate with you. And again, I apologize. I should’ve done this sooner. Someone said, “Why haven’t you talked about it?” My answer was... I’m getting choked up. My answer was I don’t talk about a battle that I’m still in the middle of. So, the reason why I feel comfortable having this conversation now is because while we have a potentially half a million-dollar bill in front of us, we’re not in the middle of the battle. I think we’re 80% out the other side. Would you?

Scott Ryder:	Yes.

Lisa Nichols:	So, half a million dollars. I know where I can get it. We got a valuable service. We got a lot of people needing to be served. We got the right product at the right time with the right infrastructure and structure to it. So, it’s just a matter of time. It’s just a matter of time, and we are not doing a sprint. We know that this is a marathon and we’re built for a marathon. So, we wanted to stop by and, again, do what should have been done a long time ago. I wanted to stop by. You trusted me five years ago; some people, four years ago. Some, three years ago. You trusted me, and I wanted you to know that I have not taken your trust in vain. I have not taken your money and run away. I haven’t taken your money and put it in my pocket and lived high on a hog. I haven’t done any of that. I haven’t hid from my errors. When I asked my attorney about three months ago, I said, “What did I do wrong?” And I didn’t ask the question as a victim. I don’t step into this as a victim. Some of my best lessons came wrapped in sandpaper. This, by far, is the best lesson I’ve ever learned.

Lisa Nichols:

I asked, “What did I do wrong as a CEO?” And he thought for a moment, and he knows I can handle hard answers. And he said, “There’s nothing you could’ve seen in this one. This is just some really bad luck.” And I don’t subscribe to bad luck. I subscribe to learning lessons that are really hard. So, I take it. But just know that we are coming out of this. We have to make some hard decisions... some hard decisions. And we continue to have to make hard decisions. We send this video to you to answer questions. And in some cases, they’ll invoke other questions. You want to know when and you should want to know “When can I trade? When will my stock be worth something?” I can’t give you that answer because I need to keep cleaning up right now, and I’m committed to continue cleaning up right now, but if you have the question, “Is the money that I invested still safe with you,” I’m going to tell you yes. And I would have told you yes three years ago, four years ago, two and a half years ago even when I didn’t have clarity as to what I would do. So, we will continue to work on your behalf as investors And to me, even bigger than your behalf and my behalf is on the people who are hoping that Motivating The Masses is a solution to their problem.

Lisa Nichols:	Thank you for your trust. Thank you for your belief in us. And Scott really wants to make sure you have access to him. He’s reached out to anyone of you at any given time that you’ve reached out to us. And so...

Scott Ryder:	So, my contact information will be included in this video, and I’ll also send out an email inviting anyone that has questions about the organization, and about what we talked about today to give me a call directly. My phone number is 760-205-1965.

Lisa Nichols:	So, again, thank you on half of our entire team at Motivating The Masses. We appreciate you, your contribution, your trust, and more importantly, you being team. If you have any questions, please reach out to us. And I’ve always extended this invitation to investors. At our next live event, we’d love for you to be our special VIP guests. If you’re interested in when that is, please email us. Email Scott and we’re happy to tell you our next event, and we’d love to have you as our VIP guest. Take care and be well.